Exhibit 99.1

Equity Residential Reports First Quarter 2009 Results

CHICAGO--(BUSINESS WIRE)--April 29, 2009--Equity Residential (NYSE: EQR) today reported results for the quarter ended March 31, 2009. All per share results are reported on a fully-diluted basis.

“Our first quarter performance was in line with our expectations, with good overall occupancy across the country demonstrating continued demand for our apartments,” said David J. Neithercut, Equity Residential’s President and CEO. “Although net effective new lease rents have decreased in our markets from a year ago, we are pleased to see these levels holding steady, on average, since the beginning of the year. Continuing job losses leave us cautious for the remainder of the year, yet we believe that steady rents and current occupancy of 94% position us well as we enter our primary leasing season.”

First Quarter 2009

For the first quarter of 2009, the company reported earnings per share of $0.28 compared to earnings of $0.50 per share in the first quarter of 2008. The difference is primarily due to lower property sales gains due to lower property sales volume in 2009.

Funds from Operations (FFO) for the quarter ended March 31, 2009 were $0.57 per share compared to $0.58 per share in the same period of 2008. The difference is due primarily to:

  A net negative impact of approximately $0.01 per share from lower total net operating income (NOI) from the company’s same store portfolio and dilution from 2008 and 2009 transaction activity, partially offset by the positive impact of NOI from lease-up activity and property management expense savings;
  A negative impact from higher interest expense of approximately $0.02 per share as a result of higher debt balances, lower capitalized interest and write offs of unamortized loan costs from the company’s debt tender and debt repurchase activities, offset in part by lower floating rates of interest;
  Higher interest and other income of approximately $0.01 per share as a result of gain from the company’s debt repurchase activities; and
  Lower general and administrative expenses of approximately $0.01 per share.

On January 1, 2009 the company adopted FASB Staff Position APB 14-1, which requires companies to expense certain implied costs of the option value related to convertible debt. As a result, the company’s first quarter 2008 and 2009 FFO per share were both negatively impacted by $0.01 per share.

The difference between the company’s first quarter 2009 FFO of $0.57 per share and the company’s fourth quarter 2008 FFO of $0.27 per share (as restated for comparison purposes for the adoption of FASB Staff Position APB 14-1) is primarily attributable to the following:

  Approximately $0.40 per share higher FFO in the first quarter due to the impairment charge on land held for development that the company recorded in the fourth quarter of 2008;
  A negative impact of approximately $0.07 per share as a result of lower NOI from the company’s same store portfolio and dilution from first quarter 2009 transaction activity;
  A negative impact of approximately $0.06 per share from lower debt extinguishment gains in the first quarter of 2009;
  A positive impact of approximately $0.02 per share as a result of lower rates of interest on the company’s debt; and
  A net positive impact of approximately $0.01 per share due to miscellaneous other activities, including lower general and administrative expenses and lower transaction expenses offset by higher income taxes.

Same Store Results

On a same store first quarter to first quarter comparison, which includes 123,120 apartment units, revenues decreased 0.2%, expenses increased 2.8% and NOI decreased 2.0%.

Acquisitions/Dispositions

During the first quarter of 2009, the company sold 11 consolidated properties, consisting of 1,531 apartment units, for an aggregate sale price of $139.6 million at an average capitalization (cap) rate of 7.1% generating an unlevered internal rate of return (IRR) of 11.0%.

The company acquired no properties during the first quarter of 2009.

Liquidity

During the first quarter of 2009, the company completed a public tender to repurchase and retire at par approximately $105.2 million of the principal amount of its 4.75% Notes due June 15, 2009 and approximately $185.2 of the million principal amount of its 6.95% Notes due March 2, 2011. Also during the first quarter, the company repurchased and retired approximately $17.5 million of the principal amount of its 3.85% Convertible Notes due August 15, 2026, resulting in debt extinguishment gains to the company of approximately $2.0 million. Details of these transactions can be found on page 15 of this release.

At March 31, 2009, the company had approximately $611 million of unrestricted cash or securities readily convertible to cash (including approximately $139 million of federally insured notes and deposits classified as “Other assets” and approximately $43 million of 1031 exchange proceeds classified as “Deposits-restricted” on the balance sheet) and approximately $1.31 billion available on its unsecured revolving credit facility. The company has access to this credit facility, well-priced secured debt, improving public debt markets and net transaction proceeds from its sale of non-core assets to meet its near and longer-term funding needs.

Second Quarter 2009 Guidance

The company has established an FFO guidance range of $0.53 to $0.58 per share for the second quarter of 2009. The difference between the company’s actual first quarter 2009 FFO of $0.57 per share and the midpoint of the second quarter 2009 guidance range is primarily a result of lower total NOI partially offset by lower interest expense. The second quarter 2009 guidance midpoint assumes no additional gains from debt extinguishment.

Second Quarter 2009 Conference Call

Equity Residential expects to announce second quarter 2009 results on Wednesday, July 29, 2009 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, July 30, 2009.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 537 properties located in 23 states and the District of Columbia, consisting of 146,232 apartment units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results and outlook for 2009 will take place tomorrow, Thursday, April 30, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2009	2008
REVENUES
Rental income	$ 512,281	$ 500,347
Fee and asset management	2,863	2,294

Total revenues	515,144	502,641

EXPENSES
Property and maintenance	133,543	132,837
Real estate taxes and insurance	55,964	53,327
Property management	19,014	21,176
Fee and asset management	2,003	2,180
Depreciation	150,045	141,195
General and administrative	10,394	12,417

Total expenses	370,963	363,132

Operating income	144,181	139,509

Interest and other income	6,021	3,369
Other expenses	(292)	(176)
Interest:
Expense incurred, net	(123,897)	(119,518)
Amortization of deferred financing costs	(2,965)	(2,160)

Income before income and other taxes, (loss) from investments in unconsolidated entities, net gain on sales of unconsolidated entities
and discontinued operations	23,048	21,024
Income and other tax (expense) benefit	(2,131)	(2,995)
(Loss) from investments in unconsolidated entities	(195)	(95)
Net gain on sales of unconsolidated entities	2,765	-
Income from continuing operations	23,487	17,934
Discontinued operations, net	61,934	129,594
Net income	85,421	147,528
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(4,691)	(9,133)
Preference Interests and Units	(4)	(4)
Partially Owned Properties	69	(268)
Net income attributable to controlling interests	80,795	138,123
Preferred distributions	(3,620)	(3,633)
Net income available to Common Shares	$ 77,175	$ 134,490

Earnings per share – basic:
Income from continuing operations available to Common Shares	$ 0.07	$ 0.05
Net income available to Common Shares	$ 0.28	$ 0.50
Weighted average Common Shares outstanding	272,324	268,784

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$ 0.07	$ 0.05
Net income available to Common Shares	$ 0.28	$ 0.50
Weighted average Common Shares outstanding	288,853	289,317

Distributions declared per Common Share outstanding	$ 0.4825	$ 0.4825

Equity Residential
Consolidated Statements of Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2009	2008 (3)

Net income	$ 85,421	$ 147,528
Adjustments:
Net (income) loss attributable to Noncontrolling Interests:
Preference Interests and Units	(4)	(4)
Partially Owned Properties	69	(268)
Depreciation	150,045	141,195
Depreciation – Non-real estate additions	(1,898)	(2,051)
Depreciation – Partially Owned and Unconsolidated Properties	183	1,034
Net gain on sales of unconsolidated entities	(2,765)	-
Discontinued operations:
Depreciation	443	6,385
Net gain on sales of discontinued operations	(61,871)	(122,517)
Net incremental (loss) gain on sales of condominium units	(64)	366

FFO (1) (2)	169,559	171,668
Preferred distributions	(3,620)	(3,633)

FFO available to Common Shares and Units – basic (1) (2)	$ 165,939	$ 168,035

FFO available to Common Shares and Units – diluted (1) (2)	$ 166,096	$ 168,208

FFO per share and Unit – basic	$ 0.57	$ 0.59

FFO per share and Unit – diluted	$ 0.57	$ 0.58

Weighted average Common Shares and
Units outstanding – basic	288,710	287,079

Weighted average Common Shares and
Units outstanding – diluted	289,259	289,761

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)

Net income, FFO and FFO available to Common Shares and Units – basic and diluted have all been reduced by approximately $2.5 million in the first quarter of 2008 for the retrospective application of FSP APB 14-1 on convertible debt, which the Company adopted as required on January 1, 2009.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Investment in real estate
Land	$ 3,675,048	$ 3,671,299
Depreciable property	14,002,717	13,908,594
Projects under development	762,641	855,473
Land held for development	258,923	254,873
Investment in real estate	18,699,329	18,690,239
Accumulated depreciation	(3,674,402)	(3,561,300)
Investment in real estate, net	15,024,927	15,128,939

Cash and cash equivalents	428,596	890,794
Investments in unconsolidated entities	8,196	5,795
Deposits – restricted	187,176	152,372
Escrow deposits – mortgage	19,483	19,729
Deferred financing costs, net	55,905	53,817
Other assets	311,373	283,664
Total assets	$ 16,035,656	$ 16,535,110

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$ 4,941,277	$ 5,036,930
Notes, net	5,141,358	5,447,012
Lines of credit	-	-
Accounts payable and accrued expenses	128,008	108,463
Accrued interest payable	75,268	113,846
Other liabilities	243,541	289,562
Security deposits	63,484	64,355
Distributions payable	142,209	141,843
Total liabilities	10,735,145	11,202,011

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	153,617	264,394

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,950,925 shares issued
and outstanding as of March 31, 2009 and 1,951,475
shares issued and outstanding as of December 31, 2008	208,773	208,786
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 273,843,970 shares issued
and outstanding as of March 31, 2009 and 272,786,760
shares issued and outstanding as of December 31, 2008	2,738	2,728
Paid in capital	4,399,559	4,273,489
Retained earnings	401,262	456,152
Accumulated other comprehensive loss	(29,289)	(35,799)
Total shareholders' equity	4,983,043	4,905,356
Noncontrolling Interests:
Operating Partnership	138,165	137,645
Preference Interests and Units	184	184
Partially Owned Properties	25,502	25,520
Total Noncontrolling Interests	163,851	163,349
Total equity	5,146,894	5,068,705
Total liabilities and equity	$ 16,035,656	$ 16,535,110

Equity Residential
Portfolio Summary
As of March 31, 2009

					% of 2009	Average
				% of	Stabilized	Rental
	Markets	Properties	Units	Total Units	NOI	Rate (1)

1	New York Metro Area	22	6,246	4.3%	10.0%	$ 2,692
2	DC Northern Virginia	26	8,781	6.0%	8.8%	1,635
3	South Florida	39	12,897	8.8%	8.4%	1,277
4	Los Angeles	39	7,841	5.4%	8.1%	1,759
5	Seattle/Tacoma	49	11,138	7.6%	7.5%	1,304
6	Boston	38	6,699	4.6%	6.6%	1,931
7	San Francisco Bay Area	34	6,731	4.6%	6.5%	1,703
8	Phoenix	42	12,084	8.3%	5.4%	891
9	Denver	25	8,606	5.9%	5.0%	1,013
10	San Diego	14	4,491	3.1%	4.4%	1,656
11	Orlando	26	8,042	5.5%	4.3%	1,018
12	Atlanta	29	8,882	6.1%	3.9%	950
13	Inland Empire, CA	15	4,655	3.2%	3.7%	1,351
14	Suburban Maryland	22	5,819	4.0%	3.5%	1,204
15	Orange County, CA	10	3,307	2.3%	3.3%	1,593
16	New England (excluding Boston)	25	4,121	2.8%	2.1%	1,098
17	Portland, OR	11	3,713	2.5%	1.9%	957
18	Jacksonville	12	3,951	2.7%	1.7%	883
19	Raleigh/Durham	12	3,058	2.1%	1.3%	812
20	Tampa	10	3,158	2.1%	1.2%	928

	Top 20 Total	500	134,220	91.9%	97.6%	1,336

21	Dallas/Ft. Worth	12	2,963	2.0%	1.2%	915
22	Central Valley, CA	8	1,343	0.9%	0.7%	1,070
23	Other EQR	13	2,939	2.0%	0.5%	866

	Total	533	141,465	96.8%	100.0%	1,315

	Condominium Conversion	2	64	-	-	-
	Military Housing	2	4,703	3.2%	-	-

	Grand Total	537	146,232	100.0%	100.0%	$ 1,315

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of March 2009.

Equity Residential

Portfolio as of March 31, 2009

		Properties	Units

Wholly Owned Properties		469	126,563
Partially Owned Properties:
Consolidated		26	5,406
Unconsolidated		40	9,560
	Military Housing (Fee Managed)	2	4,703

		537	146,232

Portfolio Rollforward Q1 2009
($ in thousands)

	Properties	Units	Sale Price	Cap Rate

12/31/2008	548	147,244

Dispositions:
Rental Properties:
Consolidated	(11)	(1,531)	$ (139,573)	7.1%
Unconsolidated (1)	(1)	(216)	$ (20,700)	8.0%
Condominium Conversion Properties	(1)	(1)	$ (146)
Completed Developments	2	742
Configuration Changes	-	(6)

3/31/2009	537	146,232

(1) ERPOP owned a 25% interest in this unconsolidated rental property. Sale price listed is the gross sale price.

Equity Residential

First Quarter 2009 vs. First Quarter 2008
Quarter over Quarter Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 123,120 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q1 2009	$ 463,845	$ 178,497	$ 285,348	$ 1,341	93.7%	13.5%
Q1 2008	$ 464,702	$ 173,678	$ 291,024	$ 1,337	94.2%	13.7%

Change	$ (857)	$ 4,819	$ (5,676)	$ 4	(0.5%)	(0.2%)

Change	(0.2%)	2.8%	(2.0%)	0.3%

First Quarter 2009 vs. Fourth Quarter 2008
Sequential Quarter over Quarter Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 127,205 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q1 2009	$ 480,107	$ 184,915	$ 295,192	$ 1,344	93.7%	13.5%
Q4 2008	$ 489,662	$ 176,099	$ 313,563	$ 1,364	94.2%	15.3%

Change	$ (9,555)	$ 8,816	$ (18,371)	$ (20)	(0.5%)	(1.8%)

Change	(2.0%)	5.0%	(5.9%)	(1.5%)

(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential

Same Store NOI Reconciliation
First Quarter 2009 vs. First Quarter 2008

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the First Quarter 2009 Same Store Properties:

	Quarter Ended March 31,
	2009	2008
	(Amounts in thousands)

Operating income	$ 144,181	$ 139,509
Adjustments:
Non-same store operating results	(18,412)	(1,983)
Fee and asset management revenue	(2,863)	(2,294)
Fee and asset management expense	2,003	2,180
Depreciation	150,045	141,195
General and administrative	10,394	12,417

Same store NOI	$ 285,348	$ 291,024

Equity Residential
First Quarter 2009 vs. First Quarter 2008
Same Store Results by Market

						Increase (Decrease) from Prior Year's Quarter
			Q1 2009	Q1 2009	Q1 2009
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,246	10.3%	$ 2,720	93.8%	0.5%	2.0%	(0.3%)	(0.1%)	0.6%
2	South Florida	11,761	8.4%	1,287	93.3%	(1.5%)	4.8%	(5.9%)	(1.4%)	(0.1%)
3	DC Northern Virginia	7,661	8.3%	1,653	94.6%	1.1%	2.3%	0.5%	1.3%	(0.3%)
4	Los Angeles	6,863	7.8%	1,744	93.7%	0.0%	3.0%	(1.4%)	(0.1%)	0.1%
5	Seattle/Tacoma	8,708	7.3%	1,356	93.2%	1.0%	4.0%	(0.7%)	2.0%	(0.9%)
6	San Francisco Bay Area	6,200	6.8%	1,716	93.5%	2.4%	2.6%	2.3%	4.7%	(2.1%)
7	Boston	5,805	6.4%	1,901	94.3%	1.4%	3.1%	0.2%	2.7%	(1.3%)
8	Phoenix	10,238	5.3%	886	93.9%	(6.2%)	3.7%	(11.9%)	(4.8%)	(1.4%)
9	Denver	8,059	5.3%	1,006	93.6%	1.1%	0.4%	1.5%	2.6%	(1.4%)
10	San Diego	4,491	4.8%	1,650	93.3%	1.1%	1.7%	0.9%	1.8%	(0.6%)
11	Orlando	7,525	4.4%	1,004	92.8%	(4.4%)	(1.3%)	(6.5%)	(3.7%)	(0.7%)
12	Atlanta	7,698	4.1%	981	93.5%	(0.3%)	3.8%	(3.4%)	0.4%	(0.7%)
13	Inland Empire, CA	4,355	3.8%	1,349	94.5%	(0.1%)	2.4%	(1.4%)	(1.8%)	1.6%
14	Orange County, CA	3,175	3.5%	1,596	94.1%	0.1%	1.5%	(0.5%)	0.1%	0.0%
15	Suburban Maryland	3,977	2.7%	1,154	93.7%	3.0%	3.8%	2.5%	2.5%	0.4%
16	New England (excluding Boston)	4,121	2.1%	1,088	94.1%	(0.9%)	6.2%	(8.0%)	(0.9%)	0.0%
17	Portland, OR	3,409	2.0%	977	94.6%	1.4%	1.5%	1.2%	1.6%	(0.2%)
18	Jacksonville	3,711	1.8%	885	93.2%	(4.9%)	2.2%	(9.7%)	(4.5%)	(0.3%)
19	Tampa	2,598	1.3%	951	94.4%	(2.4%)	2.6%	(6.2%)	(2.8%)	0.4%
20	Raleigh/Durham	2,666	1.3%	826	95.2%	(0.2%)	2.6%	(2.0%)	0.2%	(0.4%)

	Top 20 Markets	119,267	97.7%	1,352	93.7%	(0.2%)	2.8%	(2.0%)	0.3%	(0.5%)
	All Other Markets	3,853	2.3%	1,007	94.1%	1.8%	1.7%	1.8%	1.7%	0.0%

	Total	123,120	100.0%	$ 1,341	93.7%	(0.2%)	2.8%	(2.0%)	0.3%	(0.5%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
First Quarter 2009 vs. Fourth Quarter 2008
Sequential Same Store Results by Market

						Increase (Decrease) from Prior Quarter
			Q1 2009	Q1 2009	Q1 2009
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,246	9.9%	$ 2,720	93.8%	(4.0%)	5.3%	(9.0%)	(1.9%)	(2.1%)
2	DC Northern Virginia	8,781	9.1%	1,639	94.6%	(1.3%)	6.4%	(4.9%)	(1.0%)	(0.3%)
3	South Florida	12,465	8.6%	1,289	93.3%	(0.1%)	5.3%	(4.0%)	(0.4%)	0.3%
4	Los Angeles	7,442	8.2%	1,760	93.7%	(2.4%)	0.8%	(3.9%)	(1.9%)	(0.4%)
5	Seattle/Tacoma	8,708	7.0%	1,356	93.2%	(4.1%)	5.4%	(9.0%)	(3.0%)	(1.1%)
6	San Francisco Bay Area	6,200	6.6%	1,716	93.5%	(2.2%)	5.9%	(6.1%)	(0.6%)	(1.6%)
7	Boston	5,805	6.2%	1,901	94.3%	(1.0%)	11.3%	(8.1%)	(0.4%)	(0.6%)
8	Phoenix	10,646	5.4%	889	94.0%	(1.7%)	3.5%	(5.0%)	(1.9%)	0.2%
9	Denver	8,059	5.2%	1,006	93.6%	(2.1%)	(0.5%)	(2.8%)	(1.7%)	(0.4%)
10	San Diego	4,491	4.6%	1,650	93.3%	(1.4%)	0.5%	(2.4%)	(1.7%)	0.2%
11	Orlando	7,525	4.2%	1,004	92.8%	(2.2%)	5.1%	(6.7%)	(1.5%)	(0.7%)
12	Atlanta	7,698	4.0%	981	93.5%	(1.3%)	5.8%	(6.4%)	(0.2%)	(1.1%)
13	Inland Empire, CA	4,355	3.7%	1,349	94.5%	(2.3%)	1.1%	(4.1%)	(2.3%)	(0.1%)
14	Suburban Maryland	5,251	3.5%	1,189	93.1%	0.1%	4.5%	(2.7%)	0.0%	0.0%
15	Orange County, CA	3,175	3.3%	1,596	94.1%	(2.6%)	1.4%	(4.3%)	(1.2%)	(1.3%)
16	New England (excluding Boston)	4,121	2.0%	1,088	94.1%	(2.2%)	17.0%	(17.7%)	(2.0%)	(0.2%)
17	Portland, OR	3,409	1.9%	977	94.6%	(1.8%)	4.9%	(5.7%)	(1.0%)	(0.7%)
18	Jacksonville	3,711	1.8%	885	93.2%	(1.0%)	6.8%	(6.3%)	(1.1%)	0.1%
19	Tampa	2,598	1.3%	951	94.4%	1.2%	6.7%	(2.9%)	0.6%	0.5%
20	Raleigh/Durham	2,666	1.3%	826	95.2%	(1.9%)	2.3%	(4.4%)	(1.9%)	0.1%

	Top 20 Markets	123,352	97.8%	1,355	93.7%	(1.9%)	5.1%	(5.9%)	(1.5%)	(0.5%)
	All Other Markets	3,853	2.2%	1,007	94.1%	(2.5%)	1.8%	(5.2%)	(1.7%)	(0.7%)

	Total	127,205	100.0%	$ 1,344	93.7%	(2.0%)	5.0%	(5.9%)	(1.5%)	(0.5%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential

Debt Summary as of March 31, 2009
(Amounts in thousands)
							Weighted
						Weighted	Average
					% of	Average	Maturities
				Amounts (1)	Total	Rates (1)	(years)

Secured				$ 4,941,277	49.0%	4.84%	8.3
Unsecured				5,141,358	51.0%	5.42%	5.5

	Total			$10,082,635	100.0%	5.14%	6.8

Fixed Rate Debt:
Secured - Conventional				$ 3,681,350	36.5%	5.97%	7.2
Unsecured - Public/Private				4,429,508	43.9%	5.99%	5.7
Unsecured - Tax Exempt				75,790	0.8%	5.20%	20.2

	Fixed Rate Debt			8,186,648	81.2%	5.97%	6.5

Floating Rate Debt:
Secured - Conventional				624,022	6.2%	2.11%	2.1
Secured - Tax Exempt				635,905	6.3%	0.79%	21.3
Unsecured - Public/Private				600,460	6.0%	1.49%	1.3
Unsecured - Tax Exempt				35,600	0.3%	0.46%	19.7
Unsecured - Revolving Credit Facility				-	-	-	2.8

	Floating Rate Debt			1,895,987	18.8%	1.43%	8.3

Total				$10,082,635	100.0%	5.14%	6.8

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the quarter ended March 31, 2009.

Note: The Company capitalized interest of approximately $10.6 million and $14.7 million during the quarters ended March 31, 2009 and 2008, respectively.

Debt Maturity Schedule as of March 31, 2009
(Amounts in thousands)

						Weighted	Weighted
						Average Rates	Average
		Fixed	Floating		% of	on Fixed	Rates on
Year		Rate (1)	Rate (1)	Total	Total	Rate Debt (1)	Total Debt (1)

2009		$ 155,979	$ 463,187	$ 619,166	6.1%	7.53%	4.03%
2010	(2)	274,993	670,053	945,046	9.4%	7.23%	3.22%
2011	(3)	1,253,533	78,417	1,331,950	13.2%	5.56%	5.35%
2012		924,579	3,673	928,252	9.2%	6.01%	6.01%
2013		565,865	-	565,865	5.6%	5.93%	5.93%
2014		516,959	-	516,959	5.1%	5.28%	5.28%
2015		355,081	-	355,081	3.5%	6.41%	6.41%
2016		1,088,709	-	1,088,709	10.8%	5.32%	5.32%
2017		1,345,997	456	1,346,453	13.4%	5.87%	5.87%
2018		335,500	44,677	380,177	3.8%	5.96%	5.61%
2019+		1,369,453	635,524	2,004,977	19.9%	5.85%	4.91%

Total		$ 8,186,648	$ 1,895,987	$10,082,635	100.0%	5.83%	5.18%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of March 31, 2009.

(2)	Includes the Company's $500.0 million floating rate term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(3)	Includes $531.1 million face value of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

Equity Residential
Unsecured Debt Summary as of March 31, 2009
(Amounts in thousands)

							Unamortized
		Coupon	Due			Face	Premium/	Net
		Rate	Date			Amount	(Discount)	Balance

	Fixed Rate Notes:
		4.750%	06/15/09	(1)		$ 122,239	$ (26)	$ 122,213
		6.950%	03/02/11	(2)		114,806	1,914	116,720
		6.625%	03/15/12			400,000	(868)	399,132
		5.500%	10/01/12			350,000	(1,208)	348,792
		5.200%	04/01/13			400,000	(473)	399,527
		5.250%	09/15/14			500,000	(337)	499,663
		6.584%	04/13/15			300,000	(672)	299,328
		5.125%	03/15/16			500,000	(372)	499,628
		5.375%	08/01/16			400,000	(1,360)	398,640
		5.750%	06/15/17			650,000	(4,196)	645,804
		7.125%	10/15/17			150,000	(554)	149,446
		7.570%	08/15/26			140,000	-	140,000
		3.850%	08/15/26	(3)		531,092	(20,477)	510,615
	Floating Rate Adjustments			(1)		(100,000)	-	(100,000)

						4,458,137	(28,629)	4,429,508

	Fixed Rate Tax Exempt Notes:
		5.200%	06/15/29	(4)		75,790	-	75,790

	Floating Rate Tax Exempt Notes:
		7-Day SIFMA	12/15/28	(4)		35,600	-	35,600

	Floating Rate Notes:
			06/15/09	(1)		100,000	-	100,000
	FAS 133 Adjustments - net			(1)		460	-	460
	Term Loan Facility	LIBOR+0.50%	10/05/10	(4	) (5)	500,000	-	500,000

						600,460	-	600,460

	Revolving Credit Facility:	LIBOR+0.50%	02/28/12	(6)		-	-	-

	Total Unsecured Debt					$ 5,169,987	$ (28,629)	$ 5,141,358

	Note: SIFMA stands for the Securities Industry and Financial Markets Association and is the tax-exempt index equivalent of LIBOR.

(1)	$100.0 million in fair value interest rate swaps converts a portion of the 4.750% notes due June 15, 2009 to a floating interest rate. On January 27, 2009, the Company repurchased $105.2 million of these notes at par pursuant to a cash tender offer announced on January 16, 2009. In conjunction with the tender offer, the Company terminated $50.0 million of the $150.0 million in fair value swaps outstanding at January 1, 2009 and received approximately $0.4 million.

(2)	On January 27, 2009, the Company repurchased $185.2 million of these notes at par pursuant to a cash tender offer announced on January 16, 2009.

(3)	Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021. During the quarter ended March 31, 2009, the Company repurchased $17.5 million of these notes at a discount to par of approximately 11.6% and recognized a gain on early debt extinguishment of $2.0 million. Effective January 1, 2009, the Company adopted FSP APB 14-1, which requires companies to expense the implied option value inherent in convertible debt. In conjunction with this adoption, the Company recorded an adjustment of $17.3 million to the beginning balance of the discount on its convertible notes.

(4)	Notes are private. All other unsecured debt is public.

(5)	Represents the Company's $500.0 million term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(6)	As of March 31, 2009, there was no amount outstanding and approximately $1.31 billion available on the Company's unsecured revolving credit facility.

Equity Residential

Selected Unsecured Public Debt Covenants

			March 31,	December 31,
			2009	2008

Total Debt to Adjusted Total Assets (not to exceed 60%)			51.2%	52.3%

Secured Debt to Adjusted Total Assets (not to exceed 40%)			25.1%	25.1%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)			2.34	2.21

Total Unsecured Assets to Unsecured Debt
(must be at least 150%)			231.1%	218.8%

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Debt Repurchases
(Amounts in thousands)

	First Quarter 2009 Activity

					Write-off of
					Unamortized
	Bonds	Price	%	Extinguishment	Discount/
Security	Retired	Paid	Discount	Gain	Fees/OCI

2009 4.75% Public Notes	$ 105,161	$ 105,161	-	$ -	$ 125

2011 6.95% Public Notes	185,194	185,194	-	-	1,379

2026 3.85% Convertible Notes (1)	17,465	15,445	11.6%	2,020	879

Total	$ 307,820	$ 305,800	0.7%	$ 2,020	$ 2,383

(1) 2026 3.85% Convertible Notes are putable to the Company in 2011.

Equity Residential

Capital Structure as of March 31, 2009
(Amounts in thousands except for share/unit and per share amounts)

	Secured Debt				$ 4,941,277	49.0%
	Unsecured Debt				5,141,358	51.0%

Total Debt					10,082,635	100.0%	64.6%

	Common Shares (includes Restricted Shares)		273,843,970	94.4%
Units			16,283,376	5.6%

	Total Shares and Units		290,127,346	100.0%
	Common Share Equivalents (see below)		405,555

	Total outstanding at quarter-end		290,532,901
	Common Share Price at March 31, 2009		$ 18.35
					5,331,279	96.4%
	Perpetual Preferred Equity (see below)				200,000	3.6%

Total Equity					5,531,279	100.0%	35.4%

	Total Market Capitalization				$15,613,914		100.0%

Convertible Preferred Equity as of March 31, 2009
(Amounts in thousands except for share/unit and per share/unit amounts)

				Annual	Annual	Weighted		Common
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average	Conversion	Share
Series	Date	Shares/Units	Value	Per Share/Unit	Amount	Rate	Ratio	Equivalents

Preferred Shares:
7.00% Series E	11/1/98	328,466	$ 8,212	$ 1.75	$ 575		1.1128	365,517
7.00% Series H	6/30/98	22,459	561	1.75	39		1.4480	32,521
Junior Preference Units:
8.00% Series B	7/29/09	7,367	184	2.00	15		1.020408	7,517

Total Convertible Preferred Equity		358,292	$ 8,957		$ 629	7.02%		405,555

Perpetual Preferred Equity as of March 31, 2009
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$ 50,000	$ 4.145	$ 4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$ 200,000		$ 13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	Q109	Q108

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	272,323,545	268,784,258
Shares issuable from assumed conversion/vesting of:
- OP Units	16,386,489	18,294,706
- long-term compensation award shares/units	142,870	2,237,869

Total Common Shares and Units - diluted	288,852,904	289,316,833

Weighted Average Amounts Outstanding for FFO Purposes:
Common Shares - basic	272,323,545	268,784,258
OP Units - basic	16,386,489	18,294,706

Total Common Shares and OP Units - basic	288,710,034	287,078,964
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	406,031	444,474
- long-term compensation award shares/units	142,870	2,237,869

Total Common Shares and Units - diluted	289,258,935	289,761,307

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	273,843,970
Units	16,283,376

Total Shares and Units	290,127,346

Equity Residential
Partially Owned Entities as of March 31, 2009
(Amounts in thousands except for project and unit amounts)

			Consolidated					Unconsolidated
			Development Projects
			Held for					Institutional
			and/or Under	Completed, Not	Completed			Joint
			Development	Stabilized (4)	and Stabilized	Other	Total	Ventures (5)

Total projects		(1)	-	2	3	21	26	40

Total units		(1)	-	760	704	3,942	5,406	9,560

Operating information for the quarter
	ended 3/31/09 (at 100%):
	Operating revenue		$ 401	$ 1,716	$ 3,129	$ 14,478	$ 19,724	$ 24,383
	Operating expenses		534	1,306	1,252	5,057	8,149	11,367

	Net operating (loss) income		(133)	410	1,877	9,421	11,575	13,016
	Depreciation		93	1,662	1,488	3,714	6,957	5,097
	General and administrative/other		375	6	178	6	565	94

	Operating (loss) income		(601)	(1,258)	211	5,701	4,053	7,825
	Interest and other income		12	-	-	43	55	61
	Other expenses		(81)	-	-	-	(81)	-
	Interest:
	Expense incurred, net		(553)	(546)	(830)	(5,036)	(6,965)	(9,375)
	Amortization of deferred financing costs		(20)	(38)	(53)	(41)	(152)	(154)
	Income and other tax (expense) benefit		(18)	-	-	(34)	(52)	(265)

	Net (loss) income		$ (1,261)	$ (1,842)	$ (672)	$ 633	$ (3,142)	$ (1,908)

Debt - Secured (2):
	EQR Ownership (3)		$ 400,041	$ 220,779	$ 108,466	$ 215,820	$ 945,106	$ 121,200
	Noncontrolling Ownership		-	-	-	86,310	86,310	363,600

Total (at 100%)			$ 400,041	$ 220,779	$ 108,466	$ 302,130	$ 1,031,416	$ 484,800

(1)	Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development Projects schedule for more detail.

(2)	All debt is non-recourse to the Company with the exception of $125.8 million in mortgage debt on various development projects.

(3)	Represents the Company's current economic ownership interest.

(4)	Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5)	Mortgage debt is also partially collateralized by $52.9 million in unconsolidated restricted cash set aside from the net proceeds of property sales.

Equity Residential
Consolidated Development Projects as of March 31, 2009
(Amounts in thousands except for project and unit amounts)

					Total Book
			Total	Total	Value Not						Estimated	Estimated
		No. of	Capital	Book Value	Placed in	Total		Percentage	Percentage	Percentage	Completion	Stabilization
Projects	Location	Units	Cost (1)	to Date	Service	Debt		Completed	Leased	Occupied	Date	Date

Projects Under Development - Wholly Owned:
70 Greene (a.k.a. 77 Hudson)	Jersey City, NJ	480	$ 269,958	$ 222,582	$ 222,582	$ -		88%	7%	-	Q4 2009	Q1 2011
Reserve at Town Center II	Mill Creek, WA	100	24,464	11,713	11,713	-		44%	-	-	Q1 2010	Q3 2010
Redmond Way	Redmond, WA	250	84,382	28,970	28,970	-		19%	-	-	Q1 2011	Q1 2012

Projects Under Development - Wholly Owned		830	378,804	263,265	263,265	-

Projects Under Development - Partially Owned:
Veridian (a.k.a. Silver Spring)	Silver Spring, MD	457	148,705	145,314	145,314	104,322		97%	43%	33%	Q2 2009	Q3 2010
Montclair Metro	Montclair, NJ	163	48,730	33,011	33,011	17,056		78%	-	-	Q3 2009	Q1 2010
Red Road Commons	South Miami, FL	404	128,816	110,458	110,458	54,267		84%	20%	-	Q1 2010	Q3 2011
111 Lawrence Street	Brooklyn, NY	492	283,968	130,481	130,481	16,829		47%	-	-	Q2 2010	Q3 2011
Westgate	Pasadena, CA	480	170,558	80,112	80,112	163,160	(2)	33%	-	-	Q2 2011	Q2 2012

Projects Under Development - Partially Owned		1,996	780,777	499,376	499,376	355,634

Projects Under Development		2,826	1,159,581	762,641	762,641	355,634	(3)

Land Held for Development		N/A	-	258,923	258,923	44,407

Land/Projects Held for and/or Under Development		2,826	1,159,581	1,021,564	1,021,564	400,041

Completed Not Stabilized - Wholly Owned (4):
West End Apartments (a.k.a. Emerson/CRP II)	Boston, MA	310	164,981	163,284	-	-			98%	97%	Completed	Q2 2009
Highland Glen II	Westwood, MA	102	19,888	19,868	-	-			95%	94%	Completed	Q2 2009
Crowntree Lakes	Orlando, FL	352	56,618	56,618	-	-			91%	81%	Completed	Q4 2009
Mosaic at Metro	Hyattsville, MD	260	61,483	57,041	-	41,252			35%	27%	Completed	Q1 2010
Reunion at Redmond Ridge	Redmond, WA	321	53,175	53,142	-	-			35%	31%	Completed	Q3 2010

Projects Completed Not Stabilized - Wholly Owned		1,345	356,145	349,953	-	41,252

Completed Not Stabilized - Partially Owned (4):
1401 South State (a.k.a. City Lofts)	Chicago, IL	278	69,952	69,575	-	50,726			75%	60%	Completed	Q4 2009
Third Square (a.k.a. 303 Third Street) (5)	Cambridge, MA	482	254,523	249,000	-	170,053			72%	53%	Completed	Q2 2010

Projects Completed Not Stabilized - Partially Owned		760	324,475	318,575	-	220,779

Projects Completed Not Stabilized		2,105	680,620	668,528	-	262,031

Completed and Stabilized During the Quarter - Wholly Owned:
Key Isle at Windermere II	Orlando, FL	165	27,881	27,833	-	-			93%	91%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Wholly Owned		165	27,881	27,833	-	-

Completed and Stabilized During the Quarter - Partially Owned:
Alta Pacific	Irvine, CA	132	45,402	45,377	-	28,260			96%	95%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Partially Owned		132	45,402	45,377	-	28,260

Projects Completed and Stabilized During the Quarter		297	73,283	73,210	-	28,260

Total Projects		5,228	$ 1,913,484	$ 1,763,302	$ 1,021,564	$ 690,332

								Total Capital	Q1 2009
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS								Cost (1)	NOI
Projects Under Development								$ 1,159,581	$ (269)
Completed Not Stabilized								680,620	2,279
Completed and Stabilized During the Quarter								73,283	836
Total Development NOI Contribution								$ 1,913,484	$ 2,846

(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding with $86.9 million held in escrow by the lender and released as draw requests are made. This escrowed amount is classified as "Deposits - restricted" in the consolidated balance sheets at 3/31/09.

(3) Of the approximately $396.9 million of capital cost remaining to be funded at 3/31/09 for projects under development, $277.9 million will be funded by fully committed third party bank loans and the remaining $119.0 million will be funded by cash on hand.

(4) Properties included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5) Third Square - Both the percentage leased and percentage occupied reflect only the 292 units included in phase one.

Equity Residential
Maintenance Expenses and Capitalized Improvements to Real Estate
For the Quarter Ended March 31, 2009
(Amounts in thousands except for unit and per unit amounts)

		Maintenance Expenses						Capitalized Improvements to Real Estate							Total Expenditures

										Building
	Total		Avg.		Avg.		Avg.	Replacements	Avg.	Improvements	Avg.		Avg.		Grand	Avg.
	Units (1)	Expense (2)	Per Unit	Payroll (3)	Per Unit	Total	Per Unit	(4)	Per Unit	(5)	Per Unit	Total	Per Unit		Total	Per Unit

Established Properties (6)	112,050	$ 21,795	$ 195	$ 19,737	$ 176	$ 41,532	$ 371	$ 8,556	$ 76	$ 6,398	$ 57	$ 14,954	$ 133	(9)	$ 56,486	$ 504

New Acquisition Properties (7)	13,784	2,667	197	2,305	171	4,972	368	724	54	1,642	121	2,366	175		7,338	543

Other (8)	6,135	1,920		1,654		3,574		8,125		1,199		9,324			12,898

Total	131,969	$ 26,382		$ 23,696		$ 50,078		$ 17,405		$ 9,239		$ 26,644			$ 76,722

(1) Total Units - Excludes 9,560 unconsolidated units and 4,703 military housing (fee managed) units, for which maintenance expenses and capitalized improvements to real estate are self-funded and do not consolidate into the Company's results.

(2) Maintenance Expenses - Includes general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs and other miscellaneous building repair costs.

(3) Maintenance Payroll - Includes employee costs for maintenance, cleaning, housekeeping and landscaping.

(4) Replacements - Includes new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.

(5) Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Established Properties - Wholly Owned Properties acquired prior to January 1, 2007.

(7) New Acquisition Properties - Wholly Owned Properties acquired during 2007, 2008 and 2009. Per unit amounts are based on a weighted average of 13,524 units.

(8) Other - Primarily includes properties either partially owned or sold during the period, commercial space and corporate housing. Also includes $7.4 million included in replacements spent on various assets related to major renovations and repositioning of these assets.

(9) For 2009, the Company estimates an annual stabilized run rate of approximately $925 per unit of capital expenditures for its established properties.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Quarter Ended
	March 31,
	2009	2008

REVENUES
Rental income	$ 3,945	$ 25,501

Total revenues	3,945	25,501

EXPENSES (1)
Property and maintenance	2,796	8,777
Real estate taxes and insurance	528	3,235
Property management	-	(65)
Depreciation	443	6,385
General and administrative	5	3

Total expenses	3,772	18,335

Discontinued operating income	173	7,166

Interest and other income	3	(18)
Interest (2):
Expense incurred, net	(35)	(269)
Amortization of deferred financing costs	(32)	(1)
Income and other tax (expense) benefit	(46)	199

Discontinued operations	63	7,077
Net gain on sales of discontinued operations	61,871	122,517

Discontinued operations, net	$ 61,934	$ 129,594

(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
Additional Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

FFO Reconciliations

		FFO Reconciliations
		Guidance Midpoint Q1
		2009 to Actual Q1 2009
		Amounts	Per Share

Guidance midpoint Q1 2009 FFO - Diluted (1) (2)		$ 159,237	$ 0.549
Property NOI (including reserve adjustments)		6,436	0.022
Debt extinguishment gains (interest and other income)		2,020	0.007
Income and other tax expense		(1,792)	(0.006)
Other		195	0.002

Actual Q1 2009 FFO - Diluted (1) (2)		$ 166,096	$ 0.574

Non-Comparable Items (3)

	Quarter Ended March 31,
	2009	2008	Variance

Debt extinguishment gains (interest and other income)	$ 2,020	$ -	$ 2,020
FSP APB 14-1 convertible debt discount (includes extinguishment write-offs)	(2,884)	(2,518)	(366)
Debt extinguishment costs (interest):
Prepayment penalties	(35)	-	(35)
Write-off of unamortized deferred financing costs	(655)	(6)	(649)
Write-off of unamortized premiums/(discounts)/(OCI)	(805)	-	(805)
Other	(1,078)	(726)	(352)

Net non-comparable items (3)	$ (3,437)	$ (3,250)	$ (187)

Note: See page 24 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

2009 Earnings Guidance (per share diluted)

	Q2 2009	2009

Expected FFO (1) (2)	$0.53 to $0.58	$2.00 to $2.30

2009 Same Store Assumptions

Physical occupancy		93.5%
Revenue change		(4.50%) to (1.50%)
Expense change		2.50% to 3.50%
NOI change		(9.25%) to (3.75%)

(Note: 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2009 Transaction Assumptions

Rental acquisitions		$250.0 million
Rental dispositions		$700.0 million
Capitalization rate spread		125 basis points

2009 Debt Assumptions

Weighted average debt outstanding		$9.7 billion to $10.1 billion
Weighted average interest rate (reduced for capitalized interest and
including prepayment penalties)		4.93%
Interest expense		$475.0 million to $495.0 million
Unrestricted cash at 12/31/09		$50.0 million

Note: Debt guidance assumes no debt offerings and no additional debt extinguishments, but does include approximately $9.3 million of interest expense for the mandatory adoption of FSP APB 14-1, which requires companies to expense the implied option value inherent in convertible debt. This change does not affect the Company's continued compliance with its financial or debt covenants.

2009 Other Guidance Assumptions

General and administrative expense		$40.0 million to $42.0 million
Interest and other income		$11.0 million to $14.0 million
Income and other tax expense		$3.0 million to $4.0 million
Net gain on sales of land parcels		No amounts budgeted
Preferred share redemptions		No amounts budgeted
Weighted average Common Shares and Units - Diluted		291.1 million

Note: See page 24 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO for Pages 22 and 23

(Amounts in thousands except per share data)
(All per share data is diluted)

				Expected	Expected
		Expected Q1 2009		Q2 2009	2009
		Amounts	Per Share	Per Share	Per Share

	Expected Earnings - Diluted (4)	$ 68,257	$ 0.235	$0.13 to $0.18	$0.96 to $1.26
	Add: Expected depreciation expense	151,145	0.522	0.51	2.09
	Less: Expected net gain on sales (4)	(60,165)	(0.208)	(0.11)	(1.05)

	Expected FFO - Diluted (1) (2)	$ 159,237	$ 0.549	$0.53 to $0.58	$2.00 to $2.30

Definitions and Footnotes for Pages 22 and 23

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling  Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)	Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

(4)	Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

CONTACT:
Equity Residential
Marty McKenna, 312-928-1901
mmckenna@eqrworld.com